Exhibit 99.1


                Alaska Communications Systems Reports
               Fourth Quarter and Year-End 2006 Results

   - Revenues Increase 11.2% to $91.7 Million from $82.5 Million in
                         Fourth Quarter 2005-

    - Cash Provided by Operating Activities Increases 9.0% to $26.5
                               Million -

   - EBITDA Increases to $31.4 Million, Up 17.4% Compared to Fourth
                            Quarter 2005 -


    ANCHORAGE, Alaska--(BUSINESS WIRE)--Feb. 22, 2007--Alaska
Communications Systems Group, Inc. ("ACS") (Nasdaq:ALSK) today reported financial results for its fourth quarter and year ended
December 31, 2006.

    Liane Pelletier, ACS president and chief executive officer, stated, "Once again we have proven that with continued focus on fundamentals, we can achieve superior results. 2006 closed with total financial performance above plan, with liquidity in the stock enhanced through the sale of all remaining private equity interests, with a stronger management team and with many operating components significantly enhanced through process improvement. Over the last two plus years, ACS has continued to exceed its revenue and EBITDA targets, and demonstrated the value of its asset mix. The ACS team concluded the year with annual revenue growth of 7.0 percent and annual EBITDA growth of 8.5 percent, driving continued expansion in cash flow per share."

    "A stable incumbent local telephone company has effectively transformed into a growing wireless-wireline company that is driving top line growth while managing costs. As a result, ACS is well positioned to take advantage of further growth opportunities in its market," commented Pelletier.

    "Consistent with the direction conveyed in the last quarter's earnings release, ACS continues to evaluate certain Alaskan investment opportunities that will position the company for long term shareholder value enhancement. No further update is available as of today, but the Board and the executive team are focused on the evaluation and more will be reported as it is appropriate. In the meantime, the company is pleased to share a 2007 performance outlook that is consistent with what the organization has achieved over the past 3 years: continued growth in recurring revenue, EBITDA and distributable cash flow," concluded Pelletier.

    Financial Highlights: Fourth Quarter 2006 Compared to Fourth
Quarter 2005

    -- Revenues were $91.7 million, representing an 11.2 percent increase.

    -- Operating income increased to $13.9 million compared to fourth quarter 2005 operating income of $4.7 million.

    -- The Company posted net income of $6.1 million, or $0.14 per share (diluted). The net loss for the fourth quarter 2005 was $4.9 million or $0.12 per share.

    -- Net cash provided by operations increased 9.0 percent to $26.5 million.

    -- EBITDA increased to $31.4 million, up 17.4 percent. EBITDA performance benefited from $2.4 million of out-of-period CETC receipts.

    David Wilson, ACS senior vice president and chief financial officer, said, "The strength of our wireless offering continues to drive strong top and bottom line growth. Wireless revenue rose 38.7 percent to $32.7 million compared to $23.6 million a year ago. Our wireless subscribers grew 14 percent annually to 134,000; and ARPU grew by 5.8 percent annually to $60.01. Wireless performance also benefited from foreign roaming revenue of $3.2 million and the receipt of $2.4 million of out of period CETC revenue which helped expand wireless EBITDA margin to just under 50 percent in the quarter."

    "Strong organic top line growth coupled with stringent cost containment continues to drive cash flow expansion, with $90.7 million of cash generated from operating activities in 2006, up 61.1 percent over the prior year. We remain well positioned from a liquidity standpoint and exited the year with cash, restricted cash and investments of $38.6 million, down only $5.3 million in a year where we delevered by $9.0 million and invested $21.0 million in our pre-funded capex program," added Wilson.

    Metric Highlights: Fourth Quarter 2006 Compared to Third Quarter
2006

    -- Increased the total number of retail customer relationships across all product lines by approximately 7,100 to 446,400.

    -- Increased wireless subscribers by 3.4 percent, or approximately 4,400, bringing the total to almost 134,000.

    -- Recorded post-paid churn of 1.8 percent compared to 1.7 percent in the prior quarter. Overall average wireless monthly churn was 2.1 percent compared to 1.9 percent. As expected churn was impacted by the aggressive transition of subscribers from the TDMA to the CDMA network and by troop deployments.

    -- Recorded wireless ARPU of $60.01, a seasonally consistent shift from $60.77 in Q3, inclusive of CETC revenue of $9.85 and $9.82, respectively.

    -- Increased long distance subscribers by over 2,000 to approximately 64,000 customers.

    -- Retail local access lines declined by 0.6 percent to 195,000 while DSL lines increased 5.6 percent to over 44,000 lines. DSL line gains exceeded 2,300 while retail local access lines losses were only 1,200.

    -- Recorded approximately 252,700 total local network access lines. Total access lines decreased by approximately 6,500 or
        2.5 percent.

    Annual Financial Review

    For the year ended December 31, 2006:

    -- Total revenues were $349.8 million, which represented a 7.0 percent increase over 2005 revenues of $326.8 million.

    --  Net income for 2006 was $20.0 million, or $0.46 per share
        (diluted), as compared to a net loss of $41.6 million, or $1.04 per share, in 2005;

    -- Net cash provided by operating activities for 2006 was $90.7 million as compared to $56.3 million in 2005.

-0-
*T
-- EBITDA for 2006 was $121.9 million, an increase of 8.5 percent from $112.4 million in 2005. 2006 performance benefited from:

    -- $2.4 million of out of period CETC revenue received in the fourth quarter;

    --  $1.0 million vendor credit received in the first quarter; and

    --  Strong network access revenue that management estimates was $2 million higher than long term trends.
*T

    -- Investment in construction and capital investments totaled $59.4 million, comprising maintenance capital spend of $37.3 million; investments in pre-funded growth capital expenditures of $21.0 million; and $1.1 million of IRU capacity funded as part of a negotiated settlement.

    2007 Business Outlook

    For the full year 2007, revenues are expected to be in the range of $350 million to $360 million, and EBITDA is expected to be in the range of $118 million to $122 million. As noted above under the heading "Annual Financial Review," 2006 EBITDA performance benefited from out of period CETC revenue, a significant vendor credit and network access revenue that was higher than long term trends.

    For 2007 ACS expects net cash interest expense to be approximately $27 million and capital expenditures to be approximately $42 million, comprised of maintenance capital expenditures of approximately $37 million; and wireless capacity augmentation in the major tourist corridors of $5 million, funded by excess cash generated in 2006.

    Conference Call

    The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time to discuss fourth quarter results. For parties in the United States and Canada, call 800-240-2430 to access the earnings call. International parties can access the call at 303-262-2137.

    The live webcast of the conference call is accessible from the "Events Calendar" section of the company's website www.alsk.com. The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available 2 hours after the call and will run until Monday, February 26, 2007 at midnight ET. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter pass code 11083252. International parties should call 303-590-3000 and enter pass code 11083252.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

    Forward Looking EBITDA Guidance

    This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2007. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end net cash provided by operating activities at this time.

    Forward Looking Statements

    This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, fluctuations in wireless revenue, including roaming revenue; changes in the company's relationships with its roaming partners; increased competition, including wireline facilities-based competition; changes in capital expenditures, strategic investments, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; changes in revenue from Universal Service Funds; regulatory limitations on the company's ability to change its pricing or bundle its communications services or other public policy changes; the continued availability of financing necessary to support future business; changes in accounting policies or practices; changes in the demand for the company's products and services, retail and wholesale; rapid technological developments in the telecommunications industry; changes in interest rates or other general national, regional or local economic conditions, including changes in tourism in Alaska. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at 907-564-7556 or by visiting its investor relations website at www.alsk.com.

    All information in this release is as of February 22, 2007. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

    Tables Follow

                                                            Schedule 1

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
         (Unaudited, in Thousands, Except per Share Amounts)


                                    Three Months      Twelve Months
                                         Ended             Ended
                                     December 31,      December 31,
                                   ---------------- ------------------
                                     2006    2005     2006     2005
                                   -------- ------- --------- --------
Operating revenues:
 Local telephone                   $48,435 $49,455  $192,058 $202,842
 Wireless                           32,689  23,565   115,584   86,235
 Internet                            6,602   5,490    25,221   21,672
 Interexchange                       4,002   3,965    16,954   16,060
                                   -------- ------- --------- --------
  Total operating revenues          91,728  82,475   349,817  326,809

Operating expenses:
 Local telephone                    34,182  32,474   130,178  126,982
 Wireless                           16,610  13,191    62,022   49,407
 Internet                            7,987   6,714    29,625   23,298
 Interexchange                       3,478   4,683    12,633   17,314
 Depreciation and amortization      15,590  20,759    63,259   82,819
 Loss (gain) on disposal of assets,
  net                                    -     (84)    1,105     (152)
                                   -------- ------- --------- --------
  Total operating expenses          77,847  77,737   298,822  299,668

Operating income                    13,881   4,738    50,995   27,141

Other income and expense:
 Interest expense                   (7,764) (8,685)  (31,103) (35,894)
 Loss on extinguishment of debt          -  (1,790)   (9,650) (34,882)
 Interest income                       549     929     1,835    2,253
 Other                                 (83)   (122)    8,360     (253)
                                   -------- ------- --------- --------
  Total other income and expense    (7,298) (9,668)  (30,558) (68,776)
                                   -------- ------- --------- --------

Net income (loss) before income tax
 expense                             6,583  (4,930)   20,437  (41,635)

 Income tax expense                   (443)      -      (443)       -
                                   -------- ------- --------- --------

Net income (loss)                  $ 6,140 $(4,930) $ 19,994 $(41,635)
                                   ======== ======= ========= ========

Net income (loss) per share:
 Basic                             $  0.15 $ (0.12) $   0.48 $  (1.04)
                                   ======== ======= ========= ========
 Diluted                           $  0.14 $ (0.12) $   0.46 $  (1.04)
                                   ======== ======= ========= ========

Weighted average shares
 outstanding:
 Basic                              42,249  41,580    42,045   40,185
                                   -------- ------- --------- --------
 Diluted                            43,820  41,580    43,387   40,185
                                   -------- ------- --------- --------

                                                            Schedule 2

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                     CONSOLIDATED BALANCE SHEETS
          (Unaudited, In Thousands Except Per Share Amounts)


                                                 December   December
                                                    31,        31,
                     Assets                        2006       2005
                                                ----------- ----------
Current assets:
 Cash and cash equivalents                      $   36,860 $   28,877
 Restricted cash                                     1,700      4,415
 Short-term investments                                  -     10,525
 Accounts receivable-trade, net of allowance of
  $7,434 and $6,206                                 39,801     41,080
 Materials and supplies                              7,977      7,885
 Prepayments and other current assets                3,514      3,445
                                                ----------- ----------
  Total current assets                              89,852     96,227

Property, plant and equipment                    1,164,450  1,116,780
Less: accumulated depreciation and amortization    767,907    718,750
                                                ----------- ----------
 Property, plant and equipment, net                396,543    398,030

Goodwill                                            38,403     38,403
Intangible Assets                                   21,604     21,688
Debt issuance costs                                  9,437     11,733
Deferred charges and other assets                    6,482     10,332
                                                ----------- ----------
Total assets                                    $  562,321 $  576,413
                                                =========== ==========

 Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
 Current portion of long-term obligations       $    1,025 $      683
 Accounts payable-affiliate                          2,942      2,844
 Accounts payable, accrued and other current
  liabilities                                       62,307     54,920
 Advance billings and customer deposits             10,667      9,712
                                                ----------- ----------
  Total current liabilities                         76,941     68,159

Long-term obligations, net of current portion      437,188    444,895
Other deferred credits and long-term liabilities    72,881     82,223
                                                ----------- ----------
Total liabilities                                  587,010    595,277
                                                ----------- ----------

Stockholders' equity (deficit):
 Common stock, $.01 par value; 145,000
  authorized, 42,323 and 46,230 issued and
  42,323 and 41,681 outstanding, respectively          423        462
 Treasury stock, 0 and 4,549 shares at cost              -    (18,443)
 Paid in capital in excess of par value            288,055    333,522
 Accumulated deficit                              (314,733)  (334,727)
 Accumulated other comprehensive income              1,566        322
                                                ----------- ----------
  Total stockholders' equity (deficit)             (24,689)   (18,864)
                                                ----------- ----------
Commitments and contingencies
Total liabilities and stockholders' equity
 (deficit)                                      $  562,321 $  576,413
                                                =========== ==========

                                                            Schedule 3

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                      (Unaudited, in Thousands)

                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                    2006     2005      2006      2005
                                --------- -------- --------- ---------

Cash Flows from Operating
 Activities:
 Net income (loss)              $  6,140 $ (4,930) $ 19,994 $ (41,635)
 Adjustments to reconcile net
  income to net cash provided
  (used) by operating
  activities:
  Depreciation and amortization   15,590   20,759    63,259    82,819
  Loss (gain) on disposal of
   assets, net                         -      (84)    1,105      (152)
  Gain on sale of long-term
   investments                         -        -    (6,685)        -
  Amortization of debt issuance
   costs and original issue
   discount                          484    1,252     5,180    18,760
  Other non-cash expenses            234      109       234       109
  Stock based compensation         1,979    1,417     6,870     2,800
  Changes in components of
   assets and liabilities:
   Accounts receivable and other
    current assets                 2,865    2,923     1,118    (2,650)
   Accounts payable and other
    current liabilities            8,208      506     8,556    (7,977)
   Other deferred credits        (13,349)   1,986   (12,774)      502
   Deferred charges and other
    assets                         4,351      376     3,882     3,760
                                --------- -------- --------- ---------

 Net cash provided by operating
  activities                      26,502   24,314    90,739    56,336

Cash Flows from Investing
 Activities:
  Construction and capital
   expenditures                  (19,795) (15,584)  (60,216)  (58,422)
  Purchase of short-term
   investments                   (17,900) (13,250)  (57,500)  (95,095)
  Proceeds from the sale of
   short-term investments         17,900   22,050    68,025   119,770
  Sale of long-term investments        -        -     7,663         -
  Placement of funds in
   restricted account                  -     (400)        -      (700)
  Release of funds from escrow         -      475     2,715       975
                                --------- -------- --------- ---------

 Net cash used by investing
  activities                     (19,795)  (6,709)  (39,313)  (33,472)

Cash Flows from Financing
 Activities:
  Payments of long-term debt        (202) (12,182)  (61,860) (459,015)
  Proceeds from the issuance of
   long-term debt                      -        -    52,900   375,000
  Debt issuance costs                  -        -    (1,349)  (11,307)
  Payment of dividend on common
   stock                          (9,072)  (8,306)  (35,475)  (30,393)
  Issuance of common stock         1,185       73     2,341    88,885
  Stock issuance costs                 -        -         -    (7,817)
                                --------- -------- --------- ---------

 Net cash used by financing
  activities                      (8,089) (20,415)  (43,443)  (44,647)

Increase/(decrease) in cash and
 cash equivalents                 (1,382)  (2,810)    7,983   (21,783)

Cash and cash equivalents,
 beginning of period              38,242   31,687    28,877    50,660
                                --------- -------- --------- ---------

Cash and cash equivalents, end
 of period                      $ 36,860 $ 28,877  $ 36,860 $  28,877
                                ========= ======== ========= =========

Supplemental Cash Flow Data:
 Interest paid                  $  7,025 $  6,472  $ 31,280 $  39,474
 Income taxes paid, net of
  refund                             264        -       264         -
 (Increase)/decrease in accounts
  payable for construction and
  capital expenditures              (741)  (5,975)      915    (5,975)

Supplemental Noncash
 Transactions:
 Property acquired under capital
  leases and mortgages          $     60 $      -  $     60 $       -
 Dividend declared, but not paid      28       30     9,105     8,347

                                                            Schedule 4

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                 SCHEDULE OF LOCAL TELEPHONE REVENUES
                      (Unaudited, in Thousands)


                                    Three Months      Twelve Months
                                         Ended             Ended
                                     December 31,      December 31,
                                   ---------------- ------------------
                                     2006    2005     2006     2005
                                   -------- ------- --------- --------

Local telephone revenue:
 Local network service             $19,750 $20,807  $ 80,177 $ 86,482
 Network access                     22,689  22,836    90,894   92,379
 Deregulated and other               5,996   5,812    20,987   23,981
                                   -------- ------- --------- --------

Total local telephone revenue      $48,435 $49,455  $192,058 $202,842
                                   ======== ======= ========= ========


                                                            Schedule 5

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                    SCHEDULE OF EBITDA CALCULATION
                      (Unaudited, in Thousands)


                                 Three Months Ended   Twelve Months
                                                           Ended
                                    December 31,       December 31,
                                 ------------------ ------------------
                                     2006     2005      2006     2005
                                 --------- -------- --------- --------

Net cash provided by operating
 activities                      $ 26,502 $ 24,314  $ 90,739 $ 56,336
  Adjustments to reconcile net
   income to net cash (provided)
   used by operating activities:
    Depreciation and amortization (15,590) (20,759)  (63,259) (82,819)
    Gain (loss) on disposal of
     assets, net                        -       84    (1,105)     152
    Gain on sale of long-term
     investments                        -        -     6,685        -
    Amortization of debt issuance
     costs and original issue
     discount                        (484)  (1,252)   (5,180) (18,760)
    Other non-cash expenses          (234)    (109)     (234)    (109)
    Stock based compensation       (1,979)  (1,417)   (6,870)  (2,800)
    Changes in components of
     assets and liabilities:
      Accounts receivable and
       other current assets        (2,865)  (2,923)   (1,118)   2,650
      Accounts payable and other
       current liabilities         (8,208)    (506)   (8,556)   7,977
      Other deferred credits       13,349   (1,986)   12,774     (502)
      Deferred charges and other
       assets                      (4,351)    (376)   (3,882)  (3,760)
                                 --------- -------- --------- --------

Net income (loss)                $  6,140 $ (4,930) $ 19,994 $(41,635)
  Add (subtract):
    Interest expense                7,764    8,685    31,103   35,894
    Loss on extinguishment of
     debt                               -    1,790     9,650   34,882
    Interest income                  (549)    (929)   (1,835)  (2,253)
    Depreciation and amortization  15,590   20,759    63,259   82,819
    (Gain) loss on disposal of
     assets, net                        -      (84)    1,105     (152)
    Gain on Crest asset purchase        -        -    (1,979)       -
    Income tax expense                443        -       443        -
    Gain on sale of long-term
     investment                         -        -    (6,685)       -
    Stock based compensation        1,979    1,417     6,870    2,800
                                 --------- -------- --------- --------
        EBITDA                   $ 31,367 $ 26,708  $121,925 $112,355
                                 ========= ======== ========= ========



Note: In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net gain before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, amortization of intangibles and stock based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

                                                            Schedule 6

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
       Allocation of Stock Based Compensation between Segments
                      (Unaudited, in Thousands)




                                        Three Months Ended
                                        December 31, 2006
                            ------------------------------------------
                             As reported on    Stock Based
                                Schedule 1      Compensation  Adjusted
                            ----------------- -------------- ---------

Operating expenses:
  Local telephone                   $ 34,182        $(1,682) $ 32,500
  Wireless                            16,610           (203)   16,407
  Internet                             7,987            (81)    7,906
  Interexchange                        3,478            (13)    3,465
  Depreciation and
   amortization                       15,590              -    15,590
  Loss on disposal of
   assets, net                             -              -         -
                            ----------------- -------------- ---------
   Total operating expenses         $ 77,847        $(1,979) $ 75,868
                            ================= ============== =========


                                       Twelve Months Ended
                                        December 31, 2006
                            ------------------------------------------
                             As reported on    Stock Based
                                Schedule 1      Compensation  Adjusted
                            ----------------- -------------- ---------

Operating expenses:
  Local telephone                   $130,178        $(5,880) $124,298
  Wireless                            62,022           (677)   61,345
  Internet                            29,625           (269)   29,356
  Interexchange                       12,633            (44)   12,589
  Depreciation and
   amortization                       63,259              -    63,259
  (Gain) loss on disposal of
   assets, net                         1,105              -     1,105
                            ----------------- -------------- ---------
   Total operating expenses         $298,822        $(6,870) $291,952
                            ================= ============== =========



                                          Three Months Ended
                                           December 31, 2005
                                 -------------------------------------
                                  As reported
                                      on       Stock Based
                                   Schedule 1   Compensation  Adjusted
                                 ------------ -------------- ---------

Operating expenses:
  Local telephone                   $ 32,474        $(1,229) $ 31,245
  Wireless                            13,191           (129)   13,062
  Internet                             6,714            (53)    6,661
  Interexchange                        4,683             (6)    4,677
  Depreciation and amortization       20,759              -    20,759
  Loss on disposal of assets,
   net                                   (84)             -       (84)
                                 ------------ -------------- ---------
   Total operating expenses         $ 77,737        $(1,417) $ 76,320
                                 ============ ============== =========


                                          Twelve Months Ended
                                           December 31, 2005
                                 -------------------------------------
                                  As reported
                                      on       Stock Based
                                   Schedule 1   Compensation  Adjusted
                                 ------------ -------------- ---------

Operating expenses:
  Local telephone                   $126,982        $(2,432) $124,550
  Wireless                            49,407           (252)   49,155
  Internet                            23,298           (104)   23,194
  Interexchange                       17,314            (12)   17,302
  Depreciation and amortization       82,819              -    82,819
  (Gain) loss on disposal of
   assets, net                          (152)             -      (152)
                                 ------------ -------------- ---------
   Total operating expenses         $299,668        $(2,800) $296,868
                                 ============ ============== =========



  The balances reported on Schedule 1 - Statement of Operations, include the company's adoption of FAS 123R Accounting for Stock-Based Compensation. This schedule shows the company's operating performance prior to that expense being recorded to allow analysis of the operating segments without these non-cash charges.

                                                            Schedule 7

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
         Investment in Construction and Capital Expenditures
                      (Unaudited, in Thousands)

                                             Three   Twelve   Twelve
                                             Months   Months   Months
                                              Ended    Ended    Ended
                                            December December December
                                               31,      31,      31,
                                              2006     2006     2005
                                            -------- -------- --------

Cash outlay for construction and capital
 expenditures                               $19,795  $60,216  $58,422

Increase/(decrease) in accounts payable for
 construction and capital expenditures          741     (915)   5,975

Non-cash capital lease                           60       60        -
                                            -------- -------- --------

Investment in construction and capital      $20,596  $59,361  $64,397
                                            ======== ======== ========

  Growth                                      4,569   21,003   26,735

  Maintenance                                16,027   37,258   35,044

  IRU funded from Crest settlement                -    1,100        -

  Investment funded by excess 2005 cash           -        -    2,618
                                            -------- -------- --------

Investment in construction and capital      $20,596  $59,361  $64,397
                                            ======== ======== ========


                                                           Schedule 8A

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)


                                         December  September December
                                            31,       30,       31,
                                           2006      2006      2005
                                         --------- --------- ---------

Local telephone:
    Retail access lines                   194,815   195,997   199,341
    Resale access lines                    11,226    12,045    13,966
    UNE lines                              46,626    51,089    57,578
                                         --------- --------- ---------
    Total local telephone access lines    252,667   259,131   270,885
                                         ========= ========= =========

    Average local telephone access lines
     for the quarter                      255,899   260,949   274,455
    Average monthly local telephone
     revenue per line for the quarter    $  63.09  $  61.14  $  60.06
    Quarterly growth rate in local
     telephone access lines                  -2.5%     -1.4%     -2.6%

Wireless:
    Covered population                    541,940   534,542   523,827

    Post-paid wireless subscribers        125,064   121,066   107,144
         Average post-paid wireless
          subscribers                     123,065   118,418   103,721
         Quarterly growth rate - post-
          paid wireless subscribers           3.3%      4.6%      6.8%

         Average monthly churn for the
          quarter                             1.8%      1.7%      1.8%

         Average monthly revenue per
          subscriber for the quarter(a)  $  62.16  $  62.94  $  60.74

    Prepaid wireless subscribers            5,907     5,023     5,710
    Resale wireless subscribers             3,017     3,481     4,683

    Total wireless subscribers            133,988   129,570   117,537
         Average subscribers for the
          quarter                         131,779   126,731   114,588
         Quarterly growth rate                3.4%      4.6%      5.3%

         Average monthly churn for the
          quarter                             2.1%      1.9%      2.0%

         Penetration                         24.7%     24.2%     22.4%

         Average monthly revenue per
          subscriber for the quarter(a)  $  60.01  $  60.77  $  56.71

Long Distance:
    Long distance subscribers              63,995    61,984    56,317
    Average subscribers for the quarter 62,990 61,270 54,938 Average monthly revenue per
     subscriber for the quarter          $  21.18  $  24.64  $  24.06

Internet:
    DSL subscribers                        44,066    41,744    35,844
    Dial-up subscribers                    12,591    13,555    17,401
                                         --------- --------- ---------
      Total Internet subscribers           56,657    55,299    53,245
                                         ========= ========= =========

    Average subscribers for the quarter    55,978    55,010    52,751
    Average monthly DSL & dial-up revenue
     per subscriber for the quarter      $  28.88  $  29.40  $  29.15




(a) Wireless ARPU has been restated to exclude late fees and early termination charges and to allocate competitive eligible telecommunications carrier (CETC) revenue only to postpaid and wholesale subscribers. CETC added $10.29 and 10.20 to postpaid wireless ARPU in the fourth and third quarter of 2006, respectively and $9.33 in the fourth quarter of 2005. CETC added $9.85 and $9.82 to total wireless ARPU in the fourth and third quarter of 2006, respectively and $8.84 in the fourth quarter of 2005. Out of period CETC revenue is excluded from ARPU.


                                                           Schedule 8B

              ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
                       KEY OPERATING STATISTICS
                             (Unaudited)


                                         December September
                                            31,      30,
                                                               Net
                                            2006      2006    Movement
                                         -------- --------- ----------

 Local telephone retail access lines     194,815   195,997     (1,182)

 Post-paid wireless subscribers          125,064   121,066
 Prepaid wireless subscribers              5,907     5,023
                                         -------- ---------
                                         130,971   126,089      4,882
                                         -------- ---------

 Long distance subscribers                63,995    61,984      2,011

 DSL and dial up subscribers              56,657    55,299      1,358
                                         -------- --------- ----------

  Total retail relationships             446,438   439,369      7,069
                                         ======== ========= ==========


    CONTACT: ACS Investors (Investors)
             Alaska Communications Systems
             Investor Relations, 907-564-7556
             investors@acsalaska.com
             or
             ACS Corporate Communications (Media)
             Mary Gasperlin, 907-297-3000
             Director, Corporate Communications
             mary.gasperlin@acsalaska.com